NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

DXP ENTERPRISES, INC. REPORTS SECOND QUARTER 2025 RESULTS

•$112.9 million in cash
•$498.7 million in sales, a 4.6 percent sequential and 11.9 percent year-over-year increase
•GAAP diluted EPS of $1.43
•$57.3 million in earnings before interest, taxes, depreciation & amortization and other non-cash charges ("Adjusted EBITDA")
•Completed two acquisitions through Q2 and one subsequent to quarter end

Houston, TX – August 6, 2025 – DXP Enterprises, Inc. ("DXP" or the "Company") (NASDAQ: DXPE) today announced financial results for the second quarter ended June 30, 2025. The following are results for the three months ended June 30, 2025, compared to the three months ended June 30, 2024, and March 31, 2025, where appropriate. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Second Quarter 2025 Financial Highlights:

•Sales increased 11.9 percent to $498.7 million compared to $445.6 million for the second quarter of 2024 and increased 4.6 percent sequentially from $476.6 million for the first quarter of 2025.
•Net income increased 41.3 percent for the second quarter to $23.6 million, compared to $16.7 million for the second quarter of 2024 and $20.6 million for the first quarter of 2025.
•Earnings per diluted share for the second quarter was $1.43 based upon 16.5 million diluted shares, compared to $1.00 earnings per diluted share in the second quarter of 2024, based on 16.7 million diluted shares.
•Adjusted EBITDA for the second quarter was $57.3 million compared to $48.2 million for the second quarter of 2024 and $52.5 million for the first quarter of 2025. Adjusted EBITDA as a percentage of sales, or Adjusted EBITDA margin, was 11.5 percent, 10.8 percent, and 11.0 percent, respectively.
•Cash flow from operating activities increased 26.5 percent for the second quarter to $18.6 million, compared to $14.7 million for the second quarter of 2024.
•Free Cash Flow (cash flow from operating activities less capital expenditures) for the second quarter was $8.3 million, compared to $5.9 million for second quarter of 2024.
Business segment financial highlights:

•Service Centers’ revenue for the second quarter was $339.7 million, an increase of 10.8 percent year-over-year, with a 14.8 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the second quarter was $93.5 million, an increase of 27.5 percent year-over-year, with a 19.9 percent operating income margin.
•Supply Chain Services’ revenue for the second quarter was $65.4 million, a decrease of 0.4 percent year-over-year, with a 8.0 percent operating income margin.

David R. Little, Chairman and Chief Executive Officer commented, "Second quarter results reflect the execution of our growth strategy and the resilience and durability of DXP’s business. We are pleased with our sequential and year-over-year sales growth and strength in our gross profit margins. This resulted in operating leverage that produced earnings per share of $1.43. DXP’s second quarter 2025 sales were $498.7 million, or a 4.6 percent increase over the first quarter of 2025 and 11.9 percent increase over 2024. Sequential organic sales for the quarter increased 12.3 percent or $51.9 million and acquisitions added another $24.6 million in sales during Q2. Adjusted EBITDA grew $4.8 million, or 9.2 percent over the first quarter of 2025. During the second quarter of 2025, sales were $339.7 million for Service Center, $93.5 million for Innovative Pumping Solutions, and $65.4 million for Supply Chain Services. Overall, we are very pleased with our performance and the progress DXP continues to make as a growth company, and we are excited to enter the second half of 2025.”

Kent Yee, Chief Financial Officer and Senior Vice President, remarked, “DXP achieved another high watermark quarter with a 4.6 percent sequential and 11.9 percent year-over-year sales increase to $498.7 million and 11.5 percent Adjusted EBITDA margins. We have closed two acquisitions through the second quarter, and one subsequent, and we anticipate closing at least three or four more acquisitions during the second half of 2025. This quarters financial results reflect continued execution of our

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com strategic goals and the impact of our diversification efforts, an overall reduced energy industry exposure, and a strong balance sheet to support our key initiatives. Total debt outstanding as of June 30, 2025, was $626.8 million. DXP’s secured leverage ratio or net debt to EBITDA ratio was 2.4:1.0 with a covenant EBITDA of $221.1 million for the last twelve months ending June 30, 2025.”

Conference Call Information
DXP Enterprises, Inc. management will host a conference call, August 7, 2025, at 10:30 a.m. Central Time, to discuss the Company’s financial results. The conference call may be accessed by going to https://ir.dxpe.com.
Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://ir.dxpe.com. The online replay will be available on the same website immediately following the call. A slide presentation highlighting the Company’s results and key performance indicators will also be available on the Investor Relations section of the Company’s website.

To learn more about DXP Enterprises, Inc., please visit the Company's website at https://www.dxpe.com

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout North America and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

Non-GAAP Financial Measures

DXP supplements reporting of net income with certain non-GAAP measurements, including EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, and Free Cash Flow. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Free Cash Flow and net debt referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information".

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facilities. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation to its most directly comparable GAAP financial measure, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives. Free Cash Flow reconciles to the most directly comparable GAAP financial measure of cash flows from operations as provided below. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to fund acquisitions, make investments, repay debt obligations, repurchase shares of the Company's common stock, and for certain other activities.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
Information Related to Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include, without limitation, those about the Company’s expectations regarding the Company's expectations regarding the filing of the Form 10-Q; the description of the anticipated changes in the Company's consolidated balance sheet and the results of operations and the Company's assessment of the impact of such anticipated changes; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to: the effectiveness of management’s strategies and decisions; our ability to implement our internal growth and acquisition growth strategies; general economic and business conditions specific to our primary customers; changes in government regulations; our ability to effectively integrate businesses we may acquire; new or modified statutory or regulatory requirements; availability of materials and labor; inability to obtain or delay in obtaining government or third-party approvals and permits; non-performance by third parties of their contractual obligations; unforeseen hazards such as weather conditions, acts of war or terrorist acts and the governmental or military response thereto; cyber-attacks adversely affecting our operations; other geological, operating and economic considerations and declining prices and market conditions, including supply or demand for maintenance, repair and operating products, equipment and service; inability of the Company or its independent auditors to complete the work necessary in order to file the Form 10-Q in the expected time frame; unanticipated changes to the Company's operating results in the Form 10-Q as filed or in relation to prior periods, including as compared to the anticipated changes stated here; unanticipated impact of such changes and its materiality; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ thousands, except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Sales	$498,682	$445,556	$975,251	$858,191
Cost of sales	340,869	307,763	667,173	596,516
Gross profit	157,813	137,793	308,078	261,675
Selling, general and administrative expenses	111,827	100,441	221,577	195,192
Income from operations	45,986	37,352	86,501	66,483
Interest expense	14,744	15,384	29,404	30,928
Other income, net	(354)	(1,035)	(1,672)	(3,004)
Income before income taxes	31,596	23,003	58,769	38,559
Provision for income taxes	7,984	6,310	14,568	10,534
Net income	23,612	16,693	44,201	28,025
Preferred stock dividend	22	22	45	45
Net income attributable to common shareholders	$23,590	$16,671	$44,156	$27,980

Net income	$23,612	$16,693	$44,201	$28,025
Foreign currency translation adjustments	2,563	93	2,649	(521)
Comprehensive income	$26,175	$16,786	$46,850	$27,504

Earnings per share:
Basic	$1.50	$1.05	$2.81	$1.75
Diluted	$1.43	$1.00	$2.67	$1.66

Weighted average common shares outstanding:
Basic	15,694	15,868	15,696	15,998
Diluted	16,534	16,708	16,536	16,838

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, except share amounts)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$112,930	$148,320
Restricted cash	—	91
Accounts receivable, net of allowance of $3,665 and $5,172, respectively	361,393	339,365
Inventories	110,758	103,113
Costs and estimated profits in excess of billings	57,260	50,735
Prepaid expenses and other current assets	41,320	20,250
Total current assets	683,661	661,874
Property and equipment, net	107,207	81,556
Goodwill	461,298	452,343
Other intangible assets, net	78,485	85,679
Operating lease right of use assets, net	60,835	46,569
Other long-term assets	20,908	21,473
Total assets	$1,412,394	$1,349,494

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$6,595	$6,595
Trade accounts payable	104,764	103,728
Accrued wages and benefits	37,449	41,650
Customer advances	16,018	13,655
Billings in excess of costs and estimated profits	22,906	12,662
Short-term operating lease liabilities	17,071	14,921
Other current liabilities	40,646	50,773
Total current liabilities	245,449	243,984
Long-term debt, net of unamortized debt issuance costs and discounts	620,239	621,684
Long-term operating lease liabilities	45,402	33,159
Other long-term liabilities	33,212	27,879
Total long-term liabilities	698,853	682,722
Total liabilities	944,302	926,706
Commitments and Contingencies
Shareholders' equity:
Series A preferred stock, $1.00 par value; 1,000,000 shares authorized	1	1
Series B preferred stock, $1.00 par value; 1,000,000 shares authorized	15	15
Common stock, $0.01 par value, 100,000,000 shares authorized; 20,401,857 issued and 15,694,084 outstanding at June 30, 2025 and 20,402,861 issued and 15,695,088 outstanding at December 31, 2024	204	204
Additional paid-in capital	217,982	219,511
Retained earnings	433,826	389,670
Accumulated other comprehensive loss	(30,961)	(33,610)
Treasury stock, at cost 4,707,773 and 4,707,773 shares, respectively	(152,975)	(153,003)
Total DXP Enterprises, Inc. equity	468,092	422,788
Total liabilities and equity	$1,412,394	$1,349,494

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Sales	2025	2024	2025	2024
Service Centers	$339,731	$306,516	$666,806	$594,952
Innovative Pumping Solutions	93,540	73,377	179,722	135,592
Supply Chain Services	65,411	65,663	128,723	127,647
Total Sales	$498,682	$445,556	$975,251	$858,191

	Three Months Ended June 30,		Six Months Ended June 30,
Operating Income	2025	2024	2025	2024
Service Centers	$50,171	$43,855	$97,215	$84,175
Innovative Pumping Solutions	18,642	13,366	32,049	20,336
Supply Chain Services	5,229	5,823	10,792	11,085
Total Segments Operating Income	$74,042	$63,044	$140,056	$115,596

RECONCILIATION OF OPERATING INCOME FOR REPORTABLE SEGMENTS
($ thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Income from operations for reportable segments	$74,042	$63,044	$140,056	$115,596
Adjustment for:
Amortization of intangibles	5,327	4,719	10,684	9,088
Corporate expenses	22,729	20,973	42,871	40,025
Income from operations	$45,986	$37,352	$86,501	$66,483
Interest expense	14,744	15,384	29,404	30,928
Other income, net	(354)	(1,035)	(1,672)	(3,004)
Income before income taxes	$31,596	$23,003	$58,769	$38,559

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
($ thousands, unaudited)

We define and calculate EBITDA as Net income attributable to DXP Enterprises, Inc., plus interest, taxes, depreciation, and amortization. We define and calculate Adjusted EBITDA as Net income attributable to DXP Enterprises, Inc., plus interest, taxes, depreciation, and amortization minus stock-based compensation expense and all other non-cash charges, adjustments, and non-recurring items. We identify the impact of all other non-cash charges, adjustments and non-recurring items because we believe these items do not directly reflect our underlying operations.

We define and calculate EBITDA Margin as EBITDA divided by sales. We define and calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by sales.

The following table sets forth the reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Income before income taxes	$31,596	$23,003	$58,769	$38,559
Plus: Interest expense	14,744	15,384	29,404	30,928
Plus: Depreciation and amortization	9,490	8,127	18,624	15,665
EBITDA	$55,830	$46,514	$106,797	$85,152
Plus: other non-recurring items(1)	—	500	235	1,342
Plus: stock compensation expense	1,483	1,212	2,800	2,076
Adjusted EBITDA	$57,313	$48,226	$109,832	$88,570

Operating Income Margin	9.2%	8.4%	8.9%	7.7%
Net Income Margin	4.7%	3.7%	4.5%	3.3%
EBITDA Margin	11.2%	10.4%	11.0%	9.9%
Adjusted EBITDA Margin	11.5%	10.8%	11.3%	10.3%
(1) Other non-recurring items includes unique acquisition integration costs and other non-cash, non-recurring costs not related to continuing business operations.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
We define and calculate organic sales to include locations and acquisitions under our ownership for at least twelve months. "Acquisition Sales" are sales from acquisitions that have been under our ownership for less than twelve months and are excluded in our calculation of Organic Sales.

"Business Days" are days of the week, excluding Saturdays, Sundays, and holidays, that our locations are open during the year. Depending on the location and the season, our branches may be open on Saturdays and Sundays; however, for consistency, those days have been excluded from the calculation of Business Days.

We define and calculate Sales per Business Day as sales divided by the number of Business Days in the relevant reporting period.

We define and calculate Organic Sales per Business Day as Organic Sales divided by the number of Business Days in the relevant reporting period.

The following table sets forth the reconciliation of Acquisition Sales, Organic Sales and Organic Sales per Business Day to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Sales by Business Segment
Service Centers	$339,731	$306,516	$666,806	$594,952
Innovative Pumping Solutions	93,540	73,377	179,722	135,592
Supply Chain Services	65,411	65,663	128,723	127,647
Total DXP Sales	$498,682	$445,556	$975,251	$858,191
Acquisition Sales	$24,605	$23,403	$55,717	$35,178
Organic Sales	$474,077	$422,153	$919,534	$823,013

Business Days	63	64	126	127
Sales per Business Day	$7,916	$6,962	$7,740	$6,757
Organic Sales per Business Day	$7,525	$6,596	$7,298	$6,480

We define and calculate free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment.

The following table sets forth the reconciliation of Free Cash Flow to the most comparable GAAP financial measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash from operating activities	$18,646	$14,735	$21,619	$41,724
Less: purchases of property and equipment	(10,346)	(8,825)	(30,260)	(11,719)
Free Cash Flow	$8,300	$5,910	$(8,641)	$30,005